Edgewise Therapeutics, Inc.

Lock-Up Agreement

September 12, 2022

J.P. Morgan Securities LLC
SVB Securities LLC

c/o J.P. Morgan Securities LLC
560 Mission Street, 26th Floor
San Francisco, CA 94105

c/o SVB Securities LLC
1301 Avenue of the Americas, 12th Floor
New York, New York 10019

Re: Edgewise Therapeutics, Inc. - Lock-Up Agreement (this “Lock-Up Agreement”)

Ladies and Gentlemen:

The undersigned understands that J.P. Morgan Securities LLC and SVB Securities LLC, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Edgewise Therapeutics, Inc., a Delaware corporation (the “Company”), providing for a public offering (the “Public Offering”) of shares of the Common Stock of the Company (the “Shares”) pursuant to a shelf Registration Statement on Form S-3 that has been previously filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 60 days after the date set forth on the final prospectus supplement (the “Prospectus”) used to sell the Shares (the “Lock-Up Period”), subject to the exceptions set forth in this Lock-Up Agreement, the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares or Derivative Instruments now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to, or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any shares of Common Stock of the Company or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

Notwithstanding the foregoing, the undersigned may:

(a) Transfer the undersigned’s shares of Common Stock or Derivative Instruments of the Company without the consent of the Representatives:

(i)       as a bona fide gift or gifts, including without limitation to a charitable organization or educational institution, or for bona fide estate planning purposes;

(ii)       to any member of the undersigned’s immediate family or to any trust or other legal entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

(iii)       by will, other testamentary document or the laws of intestate succession;

(iv)       if the undersigned is a trust, to a trustor, trustee or beneficiary of the trust or to the estate of a beneficiary of such trust;

(v)       to a partnership, limited liability company or other entity of which the undersigned is the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(vi)       to a custodian of a person or entity to whom a disposition or Transfer would be permissible under clauses (i) through (v) above;

(vii)       by operation of law pursuant to a qualified domestic order, divorce settlement, divorce decree or domestic separation agreement;

(viii)       if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution, Transfer or disposition without consideration by the undersigned to its stockholders, partners, members or other equity holders;

(ix)       in transactions consisting of shares of Common Stock or such Derivative Instruments that the undersigned may purchase (A) from the Underwriters in the Public Offering or (B) in open market transactions after the date set forth on the cover of the Prospectus;

(x)       the receipt by the undersigned from the Company of shares of Common Stock upon the exercise of options or the settlement of restricted stock units granted under a stock incentive plan or other equity award plan, which plan is described in the Prospectus or the registration statement related to the Public Offering (including the documents incorporated by reference therein), provided that any shares of Common Stock or Derivative Instruments received as a result of such exercise, vesting or settlement shall remain subject to the terms of this Lock-Up Agreement;

(xi)       (A) to the Company for the purposes of exercising (including for the payment of tax withholdings or remittance payments due as a result of such exercise) on a “net exercise” or “cashless” basis options or other rights to purchase shares of Common Stock and (B) in connection with the vesting or settlement of restricted stock units, any Transfer to the Company for the payment of tax withholdings or remittance payments due as a result of the vesting or settlement of such restricted stock units, in all such cases, pursuant to equity awards granted under a stock incentive plan or other equity award plan, which plan is described in the Prospectus or the registration statement related to the Public Offering (including the documents incorporated by reference therein), provided that any shares of Common Stock or Derivative Instruments received as a result of such exercise, vesting or settlement shall remain subject to the terms of this Lock-Up Agreement;

(xii)       the Transfer of shares of Common Stock or Derivative Instruments to the Company pursuant to agreements under which the Company or any of its respective equity holders has the option to repurchase such shares of Common Stock or Derivative Instruments upon death, disability or termination of service of the undersigned; and

(xiii)       pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company's capital stock involving a Change of Control of the Company, provided that in the event that such Change of Control is not completed, the undersigned's Common Stock and Derivative Instruments shall remain subject to the provisions of this Lock-Up Agreement;

provided, that (1) in the case of any Transfer pursuant to clauses (i) through (viii) each donee, devisee, transferee or distributee shall execute and deliver to the Representatives a lock-up agreement in the form of this Lock-Up Agreement and there shall be no further transfer of such Common Stock or Derivative Instruments and any such Transfer shall not involve a disposition for value, (2) in the case of any Transfer pursuant to clauses (i) through (vi), no filing under Section 16 of the Exchange Act or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be made voluntarily in connection with such Transfer during the Lock-Up Period (other than any required Form 5 filing, which shall clearly indicate in the footnotes thereto the nature and conditions of such Transfer); (3) in the case of any Transfer pursuant to clause (viii), no filing under Section 16 of the Exchange Act or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be made voluntarily in connection with such Transfer during the Lock-Up Period (other than any required filings on Form 13F, Schedule 13D (or 13D/A) or Schedule 13G (or 13G/A); and (4) in the case of (x), (xi), (xii) above, it shall be a condition to such Transfer that no filing under Section 16(a) of the Exchange Act or other public filing shall be voluntarily made and, if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such transfer or distribution shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer; or

(b) Enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act after the date of this Lock-up Agreement relating to the sale of the Undersigned’s shares of Common Stock, provided that (i) the securities subject to such plan may not be Transferred until after the expiration of the Lock-Up Period and (ii) no public announcement or filing under the Exchange Act shall be required or voluntarily made regarding the establishment of such plan during the Lock-Up Period.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. For the purposes of this Lock-Up Agreement, “Change of Control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction, the result of which is that any “person”(as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 50% of the total voting power of the voting share capital of the Company.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the Transfer of the undersigned’s shares of Common Stock of the Company except in compliance with the foregoing restrictions.

If the Representatives waive or terminate any of the foregoing restrictions in connection with a Transfer of capital stock of the Company, with respect to any of the securities of any executive officer or director of the Company or person that held at least 1.0% of the Common Stock and Derivative Instruments prior to the Public Offering (calculated on an as-converted, fully-diluted basis and as of the close of business on the date set forth on the Prospectus) (a “Triggering Release”), the provisions of this Lock-Up Agreement shall be waived or terminated, as applicable, to the same extent and on the same terms with respect to the same pro rata percentage of securities of the undersigned as the percentage of Common Stock being released in the Triggering Release represent with respect to the securities held by the applicable executive officer, director or 1% or greater stockholder. Notwithstanding the foregoing, no waiver or termination will constitute a Triggering Release, if (a) the aggregate fair market value of such releases to such security holders (whether in one or multiple releases) is less than or equal to 1% of the Common Stock and Derivative Instruments prior to the Public Offering (calculated on an as-converted, fully-diluted basis and as of the close of business on the date set forth on the Prospectus), (b)(i) if the release or waiver is effected solely to permit a Transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the Transfer, (c) such waiver or termination is granted to an executive officer or director of the Company due to circumstances of an emergency or hardship as determined by the Representatives in their sole judgment, or (d) such waiver or termination, in full or in part, is in connection with any underwritten public offering, whether or not such offering or sale is wholly or partially a secondary offering of the Common Stock during the Restricted Period (a “Follow-on Offering”); provided that the undersigned shall be offered the opportunity to participate on a pro rata basis consistent with such contractual rights in such Follow-on Offering and on pricing terms that are no less favorable than the terms of the Follow-on Offering.

The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representatives and the other Underwriters are not making a recommendation to you to participate in the Public Offering, enter into this Lock-Up Agreement, or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Notwithstanding anything to the contrary contained herein, this Lock-Up Agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of (i) prior to the execution of the Underwriting Agreement, the Company advises the Representatives in writing that it has determined not to proceed with the Public Offering, (ii) the Company files an application to withdraw the registration statement related to the Public Offering, (iii) the Underwriting Agreement is executed but is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the Shares to be sold thereunder, or (iv) September 30, 2022.

In the event that any Representative withdraws from or declines to participate in the Public Offering, all references to the Representatives contained in this Lock-Up Agreement shall be deemed to refer to the remaining Representatives that continue to participate in the Public Offering (the “Remaining Representatives”), and, in such event, any written consent, waiver or notice given or delivered in connection with this Lock-Up Agreement by the Remaining Representatives shall be deemed to be sufficient and effective for all purposes under this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. This Lock-Up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

By:	/s/ Peter Thompson Name: Peter Thompson Title: Director

ORBIMED PRIVATE INVESTMENTS VI, LP

By:	OrbiMed Capital GP VI LLC, its General Partner
By:	OrbiMed Advisors LLC, its Managing Member
By:	/s/ Peter Thompson Name: Peter Thompson Title: Member

ORBIMED GENESIS MASTER FUND, L.P.

By:	OrbiMed Genesis GP LLC, its General Partner
By:	OrbiMed Advisors LLC, its Managing Member
By:	/s/ Geoffrey Hsu Name: Geoffrey Hsu Title: Member

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